UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2019

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

1415 Wyckoff Road
Wall, New Jersey	07719
(Address of Principal Executive Offices)	(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

Non-Employee Director Compensation

The Board of Directors (the “Board”) of New Jersey Resources Corporation (the “Company”), pursuant to the recommendation of the Board’s Nominating/Corporate Governance Committee, approved changes to the administration of the Company’s non-employee director compensation plan (the “Plan”). Under the Plan, the annual equity retainer payable to non-employee directors will be paid in the form of restricted stock units (“RSUs”), which will vest upon the earlier of the first anniversary of the grant date or the date of the Company’s next annual meeting of shareowners. Additionally, the cash portion of the annual retainer payable under the Plan will be paid in two equal semi-annual installments; the first payment will be made after the annual meeting of shareowners and the second payment will be made after the Company’s board of directors meeting in July.

The Board approved the changes during its meeting on November 12, 2019, effective January 1, 2020. A summary of the Plan is included as Exhibit 10.1 to our Form 8-K filed on September 16, 2019 and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Fiscal 2020 Officer Annual Incentive Plan

At its November 12, 2019 meeting, the Leadership Development and Compensation Committee (the “LDCC”) of the Board approved several items relating to compensatory arrangements with its named executive officers (“NEOs”). The details of these approvals are outlined below.

On November 12, 2019, the LDCC approved the Company’s fiscal year 2020 Officer Annual Incentive Plan (the “2020 OIP”) for officers of the Company and certain of its subsidiaries. For fiscal year 2020, each of the Company’s NEOs participate in the 2020 OIP. The objectives for the 2020 OIP are to maintain line of sight for each executive officer by providing them with an understanding of their individual objectives and how they could be achieved based on areas that they impact, continue the linkage to corporate results and provide flexibility to determine awards based on qualitative performance assessments.

The performance criteria for receiving an annual incentive award under the 2020 OIP are net financial earnings (“NFE”) of the respective corporate employer or reporting segment, individual leadership and the Company’s “Commitment to Stakeholders” goals. Under the 2020 OIP, an initial threshold performance hurdle based on the NFE of the respective corporate employer or reporting segment for fiscal year 2020 compared to target must be met in order to be eligible to receive an award.

Each of the NEO’s annual incentive awards under the 2020 OIP then is based 50 percent on the NFE of the respective corporate employer or reporting segment, 30 percent on the NEO achieving an individual leadership component and 20 percent on the Company meeting the goals of an overall “Commitment to Stakeholders” component. Under the 2020 OIP, the target annual incentive award opportunity for the NEOs, other than the Chief Executive Officer (the “CEO”), ranges from 40 to 60 percent of base salary and the target annual incentive award opportunities for the CEO is 100 percent of base salary. Actual fiscal year 2020 cash incentive award payments under the 2020 OIP, if earned, could range from 0 percent up to 150 percent of this targeted amount for each of the NEOs. Amounts payable under the 2020 OIP that exceeded 100 percent of the target amount could be paid in full, or in part, in the form of RSUs and/or Deferred Retention Stock Units (“DRSUs”) based on the CEO’s recommendation and subsequent approval by the LDCC, or in the case of the CEO, based on the LDCC’s determination (converted based on the “fair value” of the equity awards).

In addition, under the 2020 OIP, based upon the recommendations of the CEO, the LDCC reserves the ability to modify, based upon its qualitative assessment, any annual incentive award payable. In addition, the CEO, subject to LDCC approval, may recommend special recognition awards to NEOs who have made significant contributions and have demonstrated a sustained level of outstanding performance. The LDCC may approve special recognition awards to the CEO. The special recognition awards, if any, may be in the form of cash, RSUs or DRSUs.

Any award payable to a NEO under the 2020 OIP is subject to the Company’s “Compensation Recoupment Policy.”

Long-Term Incentive Program Awards

Pursuant to grants made on November 12, 2019, the Board awarded (i) performance share units with performance criteria based upon the Company’s total shareholder return (“FY 2020 TSR Performance Share Units”) and with performance criteria based upon the Company’s cumulative NFE per share (“FY 2020 NFE Performance Share Units”) to each of the Company’s NEOs; (ii) RSUs to each of the NEOs, other than the CEO and (iii) performance-based RSUs with performance criteria based upon an NFE-based performance (“PBRSUs”) goal to the CEO (such awards, together, the “Awards”), all pursuant to the Company’s 2017 Stock Award and Incentive Plan.

Performance Share Units

The FY 2020 TSR Performance Share Units vest, if at all, at the end of a 36-month performance period beginning on October 1, 2019, and ending on September 30, 2022, based on relative Company total shareholder return versus an established comparator group.

The FY 2020 NFE Performance Share Units vest, if at all, based upon the Company’s cumulative NFE per share over the 36-month period beginning on October 1, 2019, and ending on September 30, 2022.

On their vesting dates, the FY 2020 TSR Performance Share Units and FY 2020 NFE Performance Share Units are payable in shares of the Company’s common stock (“Common Stock”) in amounts ranging from zero to 150 percent of the number of granted performance share units. Additional shares of Common Stock may be awarded on the vesting dates with respect to the computed value of dividend equivalents accrued (measured against the Common Stock) during the performance measurement periods, subject to the Company’s achievement of prescribed performance goals. If the Company’s performance does not meet the minimum threshold level, no units will vest.

Restricted Stock Units

The RSUs awarded by the Company to the NEOs will accrue dividends and will vest in three equal installments on October 15, 2020, October 15, 2021 and October 15, 2022, subject to continued employment of the NEO, in each case except under certain conditions. The RSUs are payable in shares of the Company’s Common Stock.

Performance-Based Restricted Stock Units

The PBRSUs awarded to the CEO will accrue dividends and may vest in up to three equal installments on September 30, 2020, September 30, 2021, and September 30, 2022, if the NFE-based performance goal for the fiscal year ending September 30, 2020 is achieved, and subject to his respective continued employment, except under certain conditions. The PBRSUs are payable in shares of the Company’s Common Stock.

Award Agreements

The foregoing descriptions of the forms of the FY 2020 TSR Performance Share Unit agreement, the FY 2020 NFE Performance Share Unit agreement, the FY 2020 RSU agreement and the FY 2020 PBRSU agreement (together, the “Award Agreements”), are qualified in their entirety by the terms and provisions of the Award Agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending on December 31, 2019.

Employment Continuation Agreements

On November 12, 2019, the Board approved the form of Amended and Restated Employment Continuation Agreement (“ECA”) to be entered into with each Named Executive Officer (“NEO”), which will amend and replace each of the Employment Continuation Agreements currently in effect for the NEOs. The ECAs provide each named executive officer certain rights in the event that his or her employment is terminated within two years following a “Change of Control” (as defined in the ECA) under certain circumstances. Subject to the limitation described below in the next paragraph, upon termination of employment under certain circumstances described in the ECA, the executive, in the case of the CEO, will receive three times the sum, or in the case of the other named executive officers, two times the sum, of (x) annual base salary and (y) the average of annual bonuses paid or payable with respect to the last three calendar years ended prior to the Change of Control. Officers employed by NJR Energy Services Company (“NJRES”), a wholly-owned subsidiary of the Company, will execute a slightly modified ECA (the “NJRES ECA”), which provides a different calculation for the pro rata annual incentive bonus benefit in the year of termination for that executive in Section 7(c)(ii) due to the lack of an annual incentive plan target in the NJRES Annual Incentive Plan. The ECAs also provide for a prorated annual incentive for the year of termination, continued welfare benefits at active employee rates and certain outplacement services.

The Board determined to amend and restate the existing agreements to (i) update the restrictive covenants in the agreement and (ii) update the provisions addressing the timing of payment of benefits after the required release of claims has become effective and irrevocable in order to maintain compliance with Section 409A of the Internal Revenue Code, as amended.

Copies of the forms of the ECA and the NJRES ECA are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the ECA and NJRES ECA are qualified in their entirety by the terms and provisions of the ECA and the NJRES ECA, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Form of Amended and Restated Employment Continuation Agreement dated as of November 12, 2019
10.2	Form of Amended and Restated Employment Continuation Agreement for officers of NJR Energy Services Company dated as of November 12, 2019
104	Cover page in Inline XBRL format

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: November 18, 2019	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Form of Amended and Restated Employment Continuation Agreement dated as of November 12, 2019
10.2	Form of Amended and Restated Employment Continuation Agreement for officers of NJR Energy Services Company dated as of November 12, 2019
104	Cover page in Inline XBRL format